Exhibit 99.3

Form of Email to Nanometrics suppliers, dated June 24, 2019

Dear [NAME],

I wanted to reach out to share some exciting news. Today, Nanometrics and Rudolph announced an agreement to merge. Together, we’ll be a premier end-to-end metrology, inspection, process control software, and lithography equipment provider for the semiconductor industry and other advanced markets. You can find the press release announcing the news and additional details on our respective websites.

We’re excited about our future, but for now, nothing changes. Until the transaction closes – which we expect will be in the second half of 2019 — it is business as usual, and both companies will continue to operate as separate entities. For now, your point of contact remains the same. If this should change after the merger closes, you will be notified promptly.

We firmly believe this combination will provide significant benefits for all of our stakeholders, including our customers. By bringing together front-end metrology with inspection solutions, the new company will have the opportunity to offer more comprehensive process control solutions to the world’s leading semiconductor device manufacturers.

With increased scale and portfolio diversification, the combined company will be able to provide improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor and other advanced markets.

As a key partner, we wanted to personally make you aware of this exciting announcement. I am always available to answer any questions you may have and we will keep you up-to-date as much as we can along the way.

Sincerely,

[NAME]

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of Nanometrics Incorporated (“Nanometrics”) and Rudolph Technologies, Inc. (“Rudolph”). Statements in this communication regarding Nanometrics, Rudolph, or the proposed business combination between Nanometrics and Rudolph (the “Proposed Transaction”) that are forward-looking, including statements regarding the anticipated benefits of the Proposed Transaction , the impact of the Proposed Transaction on Nanometrics’ and Rudolph’s employees, business and future financial and operating results, the amount and timing of synergies from the Proposed Transaction , and the closing date for the Proposed Transaction , are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Nanometrics’ and Rudolph’s control. These factors and risks include, but are not limited to, (i) weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for Nanometrics’ and Rudolph’s products and solutions; (ii) the ability of Nanometrics or Rudolph to meet rapid demand shifts; (iii) the ability of Nanometrics or Rudolph to continue technological innovation and introduce new products to meet customers’ rapidly changing requirements; (iv) the companies’ concentrated customer bases; (v) the ability of Nanometrics or Rudolph to identify, effect and integrate acquisitions, joint ventures or other transactions; (vi) the ability of Nanometrics or Rudolph to protect and enforce intellectual property rights; (vii) operational, political and legal risks of Nanometrics’ and Rudolph’s international operations; (viii) the increasing complexity of certain manufacturing processes; (ix) raw material shortages and price increases; (x) changes in government regulations of the countries in which Nanometrics and Rudolph operate; (xi) the fluctuation of currency exchange rates; (xii) fluctuations in the market price of Nanometrics’ stock; and (xiii) other risk factors and additional information. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the ability of the companies’ to integrate their respective businesses promptly and effectively and to achieve the anticipated synergies and value-creation contemplated by the proposed transaction; the companies’ ability to obtain the approval of the Proposed Transaction by their respective stockholders and the timing of the closing of the Proposed Transaction , including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the Proposed Transaction to close for any other reason; the risk that a consent or authorization that may be required for the Proposed Transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the Proposed Transaction; and the diversion of management time in connection with the Proposed Transaction . For a more detailed discussion of such risks and other factors, see Nanometrics’ and Rudolph’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risks Factors” in Nanometrics’ Annual Report on Form 10-K for the fiscal year ended December 29, 2018, filed on February 25, 2019, and Rudolph’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 15, 2019 and in any other subsequently filed periodic reports or other filings of the companies with the SEC, each as available on the SEC website at www.sec.gov or investor.nanometrics.com or investors.rudolphtech.com. Neither Nanometrics or Rudolph assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date of this communication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

Additional Information and Where to Find It

This communication is for informational purposes only and does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to the Proposed Transaction. In connection with the Proposed Transaction, Nanometrics intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Nanometrics and Rudolph that also constitutes a prospectus of Nanometrics. Each of Nanometrics and Rudolph also plan to file other relevant documents with the SEC regarding the Proposed Transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of Nanometrics and Rudolph. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about Nanometrics and Rudolph, once such documents are filed with the SEC through SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Nanometrics will be available free of charge on Nanometrics’ website at investor.nanometrics.com or by contacting Nanometrics’ Investor Relations Department by email at ir@nanometrics.com or by phone at (530) 265-9899. Copies of the documents filed with the SEC by Rudolph will be available free of charge on Rudolph’s website at investors.rudolphtech.com or by contacting Rudolph’s Investor Relations Department by email at investors@rudolphtech.com or by phone at (978) 253-6200.

Participants in the Solicitation

Nanometrics, Rudolph and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information about the directors and executive officers of Nanometrics is set forth in Nanometrics’ proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 3, 2019, and Nanometrics’ Annual Report on Form 10-K for the fiscal year ended December 29, 2018, which was filed with the SEC on February 25, 2019. Information about the directors and executive officers of Rudolph is set forth in its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 2, 2019, and Rudolph’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 15, 2019. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Nanometrics or Rudolph using the sources indicated above.